Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 19, 2010 relating to the financial statements of Osmetech plc, and subsidiaries appearing in the Prospectus included in Registration Statement No. 333-174524.

/s/ DELOITTE LLP

St. Albans, United Kingdom

June 17, 2011